Registration No. __________

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                 SECURITIES AND EXCHANGE COMMISSION
                        Washington, DC 20549

                           ----------------
                               FORM S-8
                        REGISTRATION STATEMENT
                  UNDER THE SECURITIES ACT OF 1933

                           ----------------
                CINTECH TELE-MANAGEMENT SYSTEMS, INC.
     (Exact name of registrant as specified in its charter)

        Ohio                                  31-1200684
(State or other jurisdiction               (I.R.S. Employer
of incorporation or organization)          Identification No.)


2100 Sherman Avenue
Cincinnati, Ohio                               45212
(Address of Principal Executive Offices)     (Zip Code)

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                 CINTECH TELE-MANAGEMENT SYSTEMS, INC.
                Amended and Restated Stock Option Plan
                      (Full Title of the Plan)

                           ----------------

                       Paul R. Mattingly, Esq.
                        Dinsmore & Shohl LLP
                        1900 Chemed Center
                       255 East Fifth Street
                       Cincinnati, Ohio 45202
                            (513) 977-8200

        (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)

                           ----------------

     Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of the Registration
Statement.

                 CALCULATION OF REGISTRATION FEE
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Title of                  Proposed       Proposed
Each Class                Maximum        Maximum     Amount of
of                        Offering       Aggregate   Registration
Securities   Amount to    Price Per      Offering    Fee
to be           be        Share          Price
Registered  Registered      (1)
----------  ----------   -----------   -----------  --------------

Common      1,274,152(2)   $3.40      $4,332,116.80   $1,143.68
Stock
Without
Par value


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h)(1) based upon the average of the high and low prices of the Registrant's Common Stock on the Toronto Stock
Exchange on    January 7, 2000, a date within 5 days of the date on
which the Registration Statement is filed.

(2) A Registration Statement on Form S-8, Registration No. 33-95366, was filed on August 2, 1995, whereby 1,225,848 shares of common stock were registered and a registration fee was paid. This Form S-8 hereby registers an additional 1,274,152 shares of common stock.




















                                   PART I

                        INFORMATION REQUIRED IN THE
                         SECTION 10(a) PROSPECTUS

     The information specified in Part I of Form S-8 is set forth in a single document entitled "Prospectus" which constitutes a part of the
Section 10(a) Prospectus to which this Registration Statement relates but which is not filed herewith.

                                  PART II

                         INFORMATION REQUIRED IN THE
                           REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

     Cintech Tele-Management Systems, Inc. (the "Registrant") hereby states that the documents listed in (a) through (c) below are incorporated by reference in this Registration Statement, and further states that all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since June 30, 1999.

     (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 10-SB filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, which Registration
Statement became effective on or about August 22, 1994.

Item 4.     Description of Securities.

     Not applicable.

Item 5.     Interests of Named Experts and Counsel.

     The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Dinsmore & Shohl LLP, Cincinnati, Ohio. As of December 31, 1999, partners of Dinsmore & Shohl and attorneys employed thereby, together with their immediate families beneficially owned no shares of the Registrant's Common Stock and held no options to purchase shares of Common Stock.

Item 6.     Indemnification of Directors and Officers.

     The Registrant's Code of Regulations provides that the Registrant shall indemnify each director and officer of the Registrant, and each person employed by the Registrant who serves at the written request of the Chairman of the Board of the Registrant as a director, trustee, or officer of another corporation, partnership, joint venture, trust, or other enterprise, to the full extent permitted by Ohio law. The Code of Regulations also provides that the Registrant may indemnify assistant officers, employees and others by action of the Board of Directors to the extent permitted by law.

          In general, under Section 1701.13(E) of the Ohio Revised Code, an Ohio corporation is permitted to indemnify its present or former officers, directors, employees and agents against liabilities and expenses incurred by such persons in their capacities as such so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, provided that in an action by or in the name of the corporation, if the person seeking indemnification was adjudged to be liable for negligence, no indemnification is permitted unless the court in which the action was brought specifically determines that such person is fairly and reasonably entitled to indemnification in view of all the circumstances of the case. The statute also provides that an Ohio corporation shall advance attorney's fees incurred by directors, and may advance such fees incurred by executive officers, employees, agents and others prior to the final outcome of a matter provided the person seeking such advances undertakes to repay them if it is ultimately determined that such person is not entitled to indemnification (except in the case of directors who must undertake to repay such advances only if it is proved by clear and convincing evidence in a court of competent jurisdiction that the act or failure to act in question was undertaken with deliberate intent to cause injury to the corporation or was undertaken with reckless disregard for the best interests of the corporation).

Item 7.     Exemption from Registration.

     Not applicable.

Item 8.     Exhibits.

     Exhibit No.               Description

     5 Opinion of Dinsmore & Shohl LLP, including its consent

     23.1             Consent of Deloitte & Touche LLP

     23.2             Consent of Dinsmore & Shohl LLP (included in
                      Exhibit 5)

     24 Power of Attorney (included on the signature page)

     99 Cintech Tele-Management Systems, Inc. Amended and Restated Stock Option Plan

Item 9.     Undertakings.

     A.     The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on January 10, 2000.

                              CINTECH TELE-MANAGEMENT SYSTEMS, INC.

                             By: /s/ Diane M. Kamionka
                                 Diane M. Kamionka
                                 President and Chief Executive Officer


                        POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Diane M. Kamionka to be his attorney-in-fact, for him or her in his or her name, place and stead, in any capacity, to sign any and all amendments relating to this Registration Statement, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Principal Executive Officer:                  Date: January 10, 2000


/s/ Diane M. Kamionka
Diane M. Kamionka
President and Chief Executive Officer

Principal Financial and Accounting Officer:      Date: January 10, 2000


/s/ Michael E. Freese
Michael E. Freese
Director of Finance and Administration

Directors:                                       Date: January 10, 2000


/s/ Diane M. Kamionka
Diane M. Kamionka
President; Chief Executive Officer; Director


/s/ Bryant A. Downey
Bryant A. Downey
Chief Technology Officer, Director

_____________________________
John G. Slater
Director




______________________________
Frank W. Terrizzi
Director


/s/ Carter F. Randolph
Carter F. Randolph
Director


                               EXHIBIT INDEX

Exhibit No.       Description                              Page

     5            Opinion of Dinsmore & Shohl LLP,
                  including its consent

     23.1         Consent of Deloitte & Touche LLP

     23.2         Consent of Dinsmore & Shohl LLP
                  (included in Exhibit 5)

     24           Power of Attorney (included on
                  signature page)

     99           Cintech Tele-Management Systems, Inc.
                  Amended and Restated Stock Option Plan

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